Exhibit 4.7

Mortgage Contract

Daqing Branch of China Construction Bank Corporation

Mortgage Contract

Contract No.: Jian Hei Qing Liu Dai Di Ya (2015) No.034

Mortgager (Party A): Daqing Bo Run Biotechnology Co., Ltd.

Domicile: Jubao Village, Zhusan Town, Datong District, Daqing City

Zip Code: 163515

Legal Representative (the Principal): WANG Jinmiao

Fax: 0459-6989708

Tel: 0459-6989708

Mortgagee (Party B): Daqing Branch of China Construction Bank Corporation

Domicile: No.10, Jianhang Street, Dongfeng New Village, Daqing City

Zip Code: 163311

The Principal: HAO Guoying

Fax: 0459-8995996

Tel: 0459-6386072

To ensure the performance of RMB Working Capital Loans Contract signed by and between Daqing Bo Run Biotechnology Co., Ltd. (hereinafter referred to as the “Debtor”) and Party B, of which the Contract Number is No.034, Jian Hei Qing Liu Dai (2015) (hereinafter referred to as the “Master Contract”), and safeguard the realization of creditor’s rights of Party B, Party A is willing to provide mortgage guarantee for the debts assumed by the Debtor to Party B under the Master Contract. This Contract is hereby entered into after negotiation and mutually agreed by both Parties in accordance with relevant laws, regulations and rules.

Article 1                                               Mortgaged Properties

I.                    Party A establishes a mortgage on the properties listed in the “List of Mortgaged Properties” attached hereto.

II.               Where Mortgaged Properties are reissued new ownership or other right certificates and thus cause any inconsistency between the “List of Mortgaged Properties” hereof or the encumbrance (mortgage right) certificates or mortgage right supporting documents received and kept by Party B and such new right certificates or relevant records registered in the registry of relevant registration authority, Party A shall not refuse to assume guarantee responsibilities on that ground.

III.          Except as otherwise agreed by both Parties or required by laws, any new addition on or in the Mortgaged Properties due to such reasons as adhesion, mixing, processing and reconstruction shall also be the subject of mortgage guarantee for creditor’s rights of Party B, and Party A shall complete all mortgage registration formalities as required by Party B.

IV.           If the value of Mortgaged Properties has been or may be reduced and thus has an impact on the realization of creditor’s rights of Party B, Party A shall provide a new guarantee as required by Party B.

Article 2                                               Guarantee Scope

The guarantee scope of this Contract shall be the first one of the followings:

I.                    All debts under the Master Contract, including but not limited to all principal, interest (including compound interest and penalties), liquidated damages, damages, other amounts payable by the Debtor to Party B (including but not limited to relevant handling charges, telecommunication charges, incidental expenses and relevant banking expenses which foreign beneficiaries refuse to assume, etc.), and expenses incurred when Party B realizes creditor’s rights and guarantee rights (including but not limited to legal fees, arbitration fees, property preservation fees, travel expenses, execution fees, appraisal fees, auction fees, notary fees, delivery fees, advertising fees and attorney’s fees, etc.).

II.               The principal under the Master Contract with amount of Blank Column  (in words) Blank Column  (currency) and interest (including compound interest and penalties), liquidated damages, damages, other amounts payable by the Debtor to Party B (including but not limited to relevant handling charges, telecommunication charges, incidental expenses and relevant banking expenses which foreign beneficiaries refuse to assume, etc.), and expenses incurred when Party B realizes creditor’s rights and guarantee rights (including but not limited to legal fees, arbitration fees, property preservation fees, travel expenses, execution fees, appraisal fees, auction fees, notary fees, service fees, advertising fees and attorney’s fees, etc.).

Article 3                                               Mortgaged Properties Registration

Both Parties shall, within thirty working days upon the execution of this Contract, go through registration formalities for mortgage with appropriate registration authority. Party A shall hand over the original of encumbrance certificates, mortgage registration documents and other right certificates to Party B for possession.

Article 4                                               Modification of Master Contract

I.                    If any modification is made to the terms of the Master Contract as agreed by Party B and the Debtor (including but not limited to the modification of repayment currency, repayment terms, account number for loans and  for repayment, disbursement schedule, repayment schedule, commencement date and settlement date for interest, and the modification of commencement date or expiration date of debt performance term without any extension to such debt performance term), Party A agrees to assume guarantee responsibilities for the modified debts under the Master Contract.

Provided that if the debt performance term is extended or the principal amount of creditor’s rights is increased as agreed by Party B and the Debtor without the prior consent of Party A, Party A may only assume guarantee responsibilities for the debt under the Master Contract prior to the modification in accordance with the provisions of this Contract.

II.               No guarantee responsibilities assumed by Party A shall be reduced or released due to the occurrence of any following circumstances:

a.                  Party B or the Debtor has undergone restructuring, consolidation, merger, separation, increase or decrease of capital, joint venture, joint operation and change of name, etc; and

b.                  Party B has entrusted a third party to perform its obligations under the Master Contract.

III.          In the event that the creditor’s rights under the Master Contract have been transferred to any third party, Party A shall cooperate with Party B and such third party to handle the registration formalities for change of mortgage as required by laws.

IV.           Where the transfer of creditor’s rights or debts under the Master Contract doesn’t come into force or is invalid, revoked or released, Party A shall still assume guarantee responsibilities to Party B as specified by this Contract.

Article 5                                               Possession and Preservation of Mortgaged Properties

I.                    Party A shall properly possess, preserve and maintain, and make rational use of, the Mortgaged Properties, keep the Mortgaged Properties in a good condition, and pay various taxes related to the Mortgaged Properties in a timely manner. Party B is entitled to inspect the Mortgaged Properties, and may require Party A to hand over the original of ownership certificates of the Mortgaged Properties to Party B for preservation.

II.               Where Party A entrusts or agrees any third party to possess, preserve and use the Mortgaged Properties, it shall notify such third party the existence of Party B’s mortgage right, and require such third party to keep the Mortgaged Properties in a good condition, accept the inspection to the Mortgaged Properties by Party B, and not to prevent Party B from realizing its mortgage right. No obligations assumed by Party A as specified in the preceding paragraph shall be released therefore, and Party A shall be liable for the acts of such third party at the same time.

III.          Party A shall solely assume compensation liabilities for any personal injury or property damage caused by the Mortgaged Properties. If Party B suffers any claim and assumes relevant responsibilities, or makes a payment of damages on account of Party A, it is entitled to recover the damages from Party A.

Article 6                                               Insurance of Mortgaged Properties

I.                    Except as otherwise agreed by both Parties, Party A shall take out insurance with such insurance type, insurance period and insured amount as required by relevant laws and designated by Party B. The insurer shall possess legal qualification and good reputation.

II.               The contents of insurance policy shall conform to the requirements of Party B, and shall not have any restrictive conditions which may prejudice the rights and interests of Party B. The insurance policy shall particularly indicate that: Party B is the preferential compensated person (the first beneficiary) to the insurance compensation; any change to the insurance policy shall be subject to the written consent of Party B; once any insured accident occurs, the insurer shall remit the insurance compensation directly to the account designated by Party B. If the Mortgaged Properties are insured, but the insurance policy fails to indicate the above contents, then appropriate endorsement or change shall be made to such insurance policy.

III.          Party A shall ensure the insurance being effective continuously, and shall not cause the insurance to be interrupted, revoked or invalid, or cause the compensation liabilities assumed by the insurer to be reduced or released for any reason, or change the insurance policy without the consent of Party B. If the debts guaranteed by Party A have not been fully repaid when the duration of insurance is expired, Party A shall renew the insurance to make corresponding extension to the duration of insurance.

IV.           Party A shall deliver the original of insurance policy of the Mortgaged Properties to Party B within five working days upon the execution date of this Contract (or the date when the renewal of insurance is completed if such insurance is renewed for the Mortgaged Properties), and make the documents necessary to relevant insurance claims or insurance equity transfer kept by Party B.

V.                With respect to the insurance compensation acquired for the Mortgaged Properties, Party B has the right to dispose the same according to any of the following methods, and Party A shall assist with handling relevant formalities:

a.                  As agreed by Party B, to repair the Mortgaged Properties so as to recover the value of the Mortgaged Properties;

b.                  To repay or repay ahead of schedule the debt principal and interest under the Master Contract and related expenses;

c.                   To provide pledge guarantee for the debts under the Master Contract; and

d.                  To be disposed of by Party A at its discretion after it has provided a new guarantee compliance with the requirements of Party B.

Article 7                                               Restrictions on Disposal of Mortgaged Properties by Party A

I.                    Without the prior written consent of Party B, Party A shall not dispose of the Mortgaged Properties in any manner, including but not limited to the manner of waiver, lease (including renewal after the original lease contract expires), presentation, transfer, investment, repetitive guarantee, removal, transformation into public use, accretion with other things, reconstruction, or segmentation.

II.               As agreed by Party B in writing, the payment of price or other payments acquired from the disposal of the Mortgaged Properties by Party A shall be deposited into the account designated by Party B. Party B is entitled to dispose of the above payments in any method specified by Article 6 (V) (b) to (d), and Party A shall assist with handling relevant formalities.

Article 8                                               Obstruction of Third Parties

I.                    If the Mortgaged Properties are expropriated, requisitioned, demolished, confiscated, or reclaimed without payment by the state, or the Mortgaged Properties are seized, froze, detained, regulated, retained, auctioned, occupied forcibly, damaged, or otherwise disposed of by any third parties, Party A shall immediately notify Party B, and timely take restrictive, exclusionary or remedial measures to prevent further loss; Party A shall provide a new guarantee compliance with the requirements of Party B if it is so required by Party B.

II.               After any circumstance specified by the preceding paragraph occurs, the remaining part of the Mortgaged Properties shall still act as the mortgage guarantee for the creditor’s rights of Party B. The damages or compensation acquired by Party A due to the above reasons shall be deposited into the account designated by Party B. Party B is entitled to dispose of the above payments in any method specified by Article 6 (V) (a) to (d), and Party A shall assist with handling relevant formalities.

Article 9                                               Realization of Mortgage Right

I.                    If the Debtor fails to perform the mature debts under the Master Contract or fails to perform the debts of which the maturity is accelerated, or violates other provisions of the Master Contract, Party B is entitled to dispose of the Mortgaged Properties.

II.               The value of the Mortgaged Properties stated in the List of Mortgaged Properties attached hereto or otherwise agreed by both Parties (hereinafter referred to as the “Provisional Value”), regardless of whether it is recorded in the registry of the registration authority, shall not be considered as the ultimate value of the Mortgaged Properties, and the latter shall be the net amount of the proceeds acquired from disposal of the Mortgaged Properties by Party B after deduction of all taxes.

If the creditor’s rights of Party B is repaid by the Mortgaged Properties, the above Provisional Value shall not be used as a basis for the repayment of the creditor’s rights of Party B by the Mortgaged Properties, and the then value of the Mortgaged Properties shall be mutually agreed by both Parties through consultation or determined by a fair assessment according to laws.

III.          After paying the costs incurred in the course of disposal or auction (including but not limited to custodial fees, assessment fees, auction fees, transfer fees, taxes, and fees for assignment of state-owned land use right, etc.), the proceeds acquired from disposal of the Mortgaged Properties by Party B shall be used preferentially to repay the debts under the Master Contract, and the remaining amounts shall be refunded to Party A.

IV.           If Party A and the Debtor is the same person, Party B may seek to enforce the properties of Party A other than the Mortgaged Properties, which shall not be conditional on the waiver of mortgage right or preferential disposal of the Mortgaged Properties.

V.                Party A shall not prevent Party B from realizing the mortgage right in any way (including act or omission).

VI.           Regardless of whether Party B has any other guarantees for the creditor’s rights under the Master Contract (including but not limited to undertaking, mortgage, pledge, letter of guarantee, and standby letter of credit, etc.), regardless of whenever those other guarantees are established, whether they are valid, or whether Party B has made a claim against other guarantors, regardless of whether there is a third party who agrees to bear all or part of the debts under the Master Contract, and regardless of whether other guarantees are provided by the Debtor itself, no guarantee responsibilities assumed by Party A under this Contract shall be reduced or released therefore, and Party B may directly require Party A to assume guarantee responsibilities within its guarantee scope in accordance with this Contract, to which Party A will raise no objections.

VII.      Where Party A only provides guarantee for part of the debts under the Master Contract, Party A agrees that it shall still assume guarantee responsibilities for the outstanding debts under the Master Contract within its guarantee scope in accordance with this Contract, even if part of the debts thereunder is discharged due to the settlement by the Debtor, realization of other guarantee rights by Party B, or any other reasons.

VIII. Where Party A only provides guarantee for part of the debts under the Master Contract, and the debts thereunder have not yet been fully discharged after Party A has assumed its guarantee responsibilities, Party A undertakes that the right of subrogation or right of recovery asserted (including pre-exercise) by it against the Debtor or other guarantors shall not prejudice the interests of Party B, and agrees that the settlement of the debts thereunder shall precede over the realization of Party A’s right of subrogation or right of recovery.

Specifically, before the creditor’s rights of Party B have been discharged fully:

a.                  Party A agrees not to claim the right of subrogation or right of recovery against the Debtor or other guarantors; if Party A realizes the above rights for any reason, the proceeds acquired by it shall be preferentially used to settle the undischarged creditor’s rights of Party B;

b.                  If the debts under the Master Contract are guaranteed with any asset, Party A agrees not to make a claim with respect to such encumbered asset or the proceeds acquired from the disposal of the same based on the exercise of right of subrogation or for any other reasons, and the above encumbered asset or proceeds shall be preferentially used to settle the undischarged creditor’s rights of Party B; and

c.                   If the Debtor or other guarantors have provided a counter guarantee to Party A, the proceeds acquired by Party A based on the above counter guarantee shall be preferentially used to settle the undischarged creditor’s rights of Party B.

IX.           If the Master Contract has not been established, or doesn’t come into force, or is invalid or partially invalid, or is revoked or rescinded, and Party A and the Debtor are not the same person, Party A shall, within the guarantee scope specified by this Contract, be jointly and severally liable with the Debtor for the debts assumed by the Debtor which are formed due to return of properties or compensation for losses.

X.                Party A has fully recognized the interest rate risk. In the event that the interest, penalty interest or compound interest payable by the Debtor is increased due to the adjustments of the interest rate level or the interest accrual or interest settlement manner made by Party B according to the provisions of the Master Contract or based on the changes in the national interest rate policies, Party A shall also assume guarantee responsibilities for the increased portion.

XI.           In the event that in addition to the debts under the Master Contract, there are any other mature debts payable by the Debtor to Party B, Party B is entitled to collect the amounts in RMB or other currencies from the account opened by the Debtor in the system of China Construction Bank to first settle any mature debts, and no guarantee responsibilities assumed by Party A shall be reduced or released therefore.

Article 10                                        Liabilities for Breach of Contract

I.                    Liabilities for Breach of Contract by Party A

a.                  If Party A violates any provision of this Contract or there is any false content, error or omission in the representations and warranties made by Party A, Party B is entitled to take one or more of the following measures:

1.                  Require Party A to rectify the breach within a definite time;

2.                  Require Party A to provide a new guarantee;

3.                  Require Party A to compensate for losses;

4.                  Dispose of the Mortgaged Properties; and

5.                  Any other remedies permitted by laws.

b.                  Party B is entitled to dispose of the proceeds acquired from the disposal of the Mortgaged Properties in any method specified by Article 6 (V) (b) to (d), and Party A shall assist with handling relevant formalities.

c.                   If the mortgage right has not been established effectively, or the value of the Mortgaged Properties is reduced, or Party B fails to timely or fully realize the mortgage right due to the reasons of Party A, and Party A and the Debtor are not the same person, Party B is entitled to require Party A to assume joint and several responsibilities with the Debtor for the guaranteed debts within the guarantee scope specified in this Contract.

II.               Liabilities for Breach of Contract by Party B

If Party B has lost the ownership certificates of the Mortgaged Properties delivered by Party A due to fault, or Party B fails to timely return the ownership certificates of the Mortgaged Properties after the debts under the Master Contract have been fully discharged, or fails to assist with handling the deregistration formalities of mortgage by laws upon the request of Party A, Party A is entitled to take one or more of the following measures:

a.                  Require Party B to bear costs incurred in the reissuance of ownership certificates of the Mortgaged Properties; and

b.                  Require Party B to return the ownership certificates of the Mortgaged Properties within a definite time, or assist Party A to cancel the registration of the Mortgaged Properties.

Article 11                                        Miscellaneous

I.    Fees to be borne

1.                  Any expense resulting from violation of any provision of this Contract by Party A (including but not limited to the legal fees, arbitration fees, property preservation fees, travel expenses, execution fees, appraisal fees, auction fees, notary fees, delivery fees, advertising fees, and attorney’s fees etc. suffered by Party B actually due to the breach of Party A) shall be borne by Party A; and

2.                  With respect to other expenses, both Parties agree as follows:

Expenses about occupation, management, disposition, notarization, insurance, shipment, storage, custody, valuation, repair, maintenance, auction, transfer etc. related to this Contract and mortgaged properties hereunder shall be borne by Party A.

II.               Collection of Accounts Payable

With respect to all amounts payable by Party A under this Contract, Party B is entitled to collect corresponding amounts in RMB or other currencies from the account opened by Party A in the system of China Construction Bank without any prior notice to Party A. If it is required to go through the formalities of foreign exchange settlement and sale or foreign exchange trading, Party A is obliged to assist Party B to go through the same, and the exchange rate risk shall be borne by Party A.

III.          Use of Party A’s Information

Party A agrees that Party B may allow the credit database established and approved by the People’s Bank of China and competent departments of credit and credit investigation or the relevant authorities or departments to check the credit status of Party A, and Party B may provide Party A’s information to the credit database established and approved by the People’s Bank of China and competent departments of credit and credit investigation. Party A agrees that Party B may reasonably use and disclose Party A’s information as required by its business.

IV.           Declarative Collection

If Party A commits any breach of the Contract, Party B has the right to notify the same to relevant departments or authorities, and may make a declarative collection through news media.

V.                Evidentiary Effect of Party B’s Records

Unless there is any reliable and definite contrary evidence, the internal accounting records of Party B with respect to such contents as principal, interest, expenses and repayment records, the receipts and vouchers produced or retained by Party B when the Debtor handles such business as withdrawal, repayment and interest payment, and the records and vouchers of loan collection made by Party B shall constitute the conclusive evidence which effectively demonstrates the contractual relationship under the Master Contract. Party A shall not raise any objection only because that the above records, registers, receipts, and vouchers are produced or retained by Party B.

VI.           Reservation of Rights

No rights of Party B under this Contract shall prejudice and exclude any right it may have in accordance with laws, regulations and other contracts. Any tolerance, grace or concession granted to any default or delay, or any delay in exercising any right under this Contract shall neither be deemed as a waiver to the rights and interests under this Contract or a permission or recognition to any breach hereof, nor affect, prevent and obstruct the exercise of such rights or any other rights, nor cause Party B to assume any obligation and responsibility to Party A therefore.

Even if Party B fails to exercise or delays in exercising any right under the Master Contract or fails to exhaust any remedy thereunder, no guarantee responsibilities assumed by Party A hereunder shall be reduced or released therefore, provided that if Party B reduces or releases any debt thereunder, the guarantee responsibilities assumed by Party A hereunder shall be reduced or released correspondingly.

VII.      Party B shall be notified immediately if Party A suffers any separation or dissolution, or goes into bankruptcy proceedings, or its industrial and commercial registration is revoked or canceled, or its business license is revoked, or if the Mortgaged Properties are damaged, lost, infringed upon, or out of Party A’s control due to natural factors or the acts of any third party, or if there is any dispute related to the ownership of the Mortgaged Properties or the ownership certificates are canceled.

VIII. Dissolution or Bankruptcy of the Debtor

Party A shall immediately notify Party B to declare claims after it knows that the Debtor has gone into dissolution or bankruptcy proceedings, and it shall timely participate in the dissolution or bankruptcy proceedings to pre-exercise the right of recovery at the same time. If Party A knows or should know that the Debtor has gone into dissolution or bankruptcy proceedings, but fails to timely pre-exercise the right of recovery, the losses resulting therefrom shall be solely borne by Party A.

Notwithstanding the provisions of Item b, Paragraph VI of this Article, if a settlement agreement is entered into or a restructuring plan is agreed by Party B and the Debtor in the course of the Debtor’s bankruptcy proceedings, Party B’s rights under this Contract shall not be prejudiced due to the settlement agreement or restructuring plan, and no guarantee responsibilities assumed by Party A shall be reduced or released. Party A shall not raise any objection against Party B’s claims based on the conditions specified in the settlement agreement or restructuring plan. Party B still has the right to require Party A to assume guarantee responsibilities for the creditor’s rights which are undischarged due to the compromise made to the Debtor by Party B in the settlement agreement or restructuring plan.

IX.           Dissolution or Bankruptcy of Party A

If Party A suffers dissolution or bankruptcy, even if the creditor’s rights of Party B under the Master Contract are not yet mature, Party B is entitled to participate in Party A’s liquidation or bankruptcy proceedings to declare claims.

X.                If Party A changes its mailing address or contact information, it shall immediately notify Party B in writing, and the losses resulting from the failure of Party A to notify shall be solely borne by Party A.

XI.           Other Contractual Matters

This Contract, upon notarization, shall be compulsorily implemented, and the Mortgagor should voluntarily accept such compulsory implementation hereof. Where any other term of this Contract is inconsistent with this term, this term shall prevail.

In case of any changes on mortgage registration matters to the extent that the registration change is required according to law, Party A shall cooperate with Party B to go through such registration change formalities as required by Party B.

Blank Column

XII.      Dispute Resolution

Any dispute occurred in the performance of this Contract may be settled through consultation, or settled in the first manner if consultation fails, and the remaining provisions of this Contract uninvolved in the dispute shall still be performed during the period of litigation or arbitration.

a.                  Bring a lawsuit before the people’s court at the place where Party B’s domicile is located.

b.                  Submit to Blank Column Arbitration Commission (with the arbitration place at Blank Column ) for arbitration in accordance with the then effective arbitration rules of such Arbitration Commission when applying for arbitration. The arbitral award is final and binding on both Parties.

XIII. Effectiveness of Contract

This Contract comes into effect after it has been signed or affixed with official seal by the legal representative (the Principal) or authorized agent of Party A and the Principal or authorized agent of Party B.

XIV.  This Contract shall be made in quadruplicate.

Article 12                                        List of Mortgaged Properties

The list of Mortgaged Properties under this Contract is as follows:

List of Mortgaged Properties

Unit of Properties Value: yuan

Name of Equipments	Number of Ownership Certificates and Other Relevant Certificates	Location	Quantity	Unit	Value of Mortgaged Properties	Notes

Quadruple effect evaporator	Blank Column	Feed workshop II	1	Suite	3081196	Principal borne by debtor 20 million yuan

Double effect evaporator	Blank Column	Factory	1	Suite	1478050

Horizontal centrifuge	Blank Column	Feed workshop II	4	Set	894040

Fermentation cylinder	Blank Column	Fermentation	10	Set	14188198

Barm cylinder	Blank Column	Sugar liquefaction	1	Set	1297800

Bulk corn, feed in bags conveyor	Blank Column	Factory	2	Set	937300

Corn belt conveyor I	Blank Column	Factory	1	Set	45423

Reverse osmosis water purification unit	Blank Column	Factory	1	Set	785890

Formaldehyde tower cooler	Blank Column	Distillation third floor	1	Set	1853582

Formaldehyde tower cooler	Blank Column	Distillation third floor	1	Set	2114245

Water scrubber	Blank Column	Distillation first floor	1	Set	2301156

Formaldehyde tower	Blank Column	Distillation first floor	3	Set	1855854

Crude tower	Blank Column	Distillation first floor	1	Set	2196785

Rectifying column	Blank Column	Distillation first floor	4	Set	2489504

Barm cylinder	Blank Column	Fermentation first floor	2	Set	504700

Transformer	Blank Column	35 tons II	4	Set	612850

Cooling tower	Blank Column	Factory	1	Set	555782

Industrial alcohol cylinder	Blank Column	Out of distillation room	2	Set	144200

Alcohol metering tank	Blank Column	Distillation	4	Set	504700

Spiral plate heat exchanger	Blank Column	Fermentation	14	Set	496927

Pre-liquefied cylinder	Blank Column	Sugar liquefaction	2	Set	496966

Switchgear, generator control protection and integrated automation equipment	Blank Column	Factory	1	Set	504700

Liquefied cylinder	Blank Column	Sugar liquefaction	1	Set	600621

Barm cylinder	Blank Column	Sugar liquefaction	1	Set	200850

Paddle mill	Blank Column	Crush	1	Set	432600

Suction-type specific gravity stoner	Blank Column	Crush	1	Set	144200

Water film duster	Blank Column	Crush	1	Set	216300

Screw air compressor	Blank Column	Pump house	1	Set	387717

Crude tower end cooler	Blank Column	Distillation third floor	1	Set	397385

Crude wine jar	Blank Column	Distillation second floor	1	Set	50470

Methanol tower reflux tank	Blank Column	Distillation second floor	1	Set	50470

Rectifying tower reflux tank	Blank Column	Distillation first floor	2	Set	72100

Rectifying tower reboiler	Blank Column	Distillation first floor	1	Set	237930

Fusel oil tank	Blank Column	Distillation first floor	2	Set	266770

Industrial alcohol tank	Blank Column	Distillation first floor	1	Set	108150

Coarse grain liquor tank	Blank Column	Distillation second floor	1	Set	50470

Crude tower reboiler	Blank Column	Distillation first floor	1	Set	396550

Methanol tower reboiler	Blank Column	Distillation first floor	1	Set	252350

Water washing tower reflux tank	Blank Column	Distillation first floor	2	Set	28840

Crude tower condenser	Blank Column	Distillation third floor	1	Set	341645

Fusel oil cooler	Blank Column	Distillation third floor	2	Set	96458

Rectifying tower reflux cooler	Blank Column	Distillation third floor	8	Set	186579

Crude distillation tower reboiler	Blank Column	Alcohol II	1	Set	478201

Mash preheater	Blank Column	Alcohol II	4	Set	114620

Crude tower circulating pump	Blank Column	Alcohol II	2	Set	150824

Methanol tower reboiler	Blank Column	Alcohol II	4	Set	237095

Removable stainless steel heat exchanger	Blank Column	Alcohol II	4	Set	204619

Removable stainless steel heat exchanger	Blank Column	Alcohol II	2	Set	127328

Removable stainless steel heat exchanger	Blank Column	Alcohol II	8	Set	786223

Disc separator	Blank Column	Feed workshop II	1	Set	190800

Steel silo and electric control cabinet	Blank Column	Feed workshop II	2	Set	152640

Bar disintegrator	Blank Column	Feed workshop II	10	Set	49608

Bar disintegrator	Blank Column	Feed workshop II	2	Set	12720

Fiber wringing machine	Blank Column	Feed workshop II	11	Set	203520

Fiber wringing machine	Blank Column	Feed workshop II	1	Set	286200

Single-effect evaporator	Blank Column	Feed workshop II	1	Set	864960

Steam boiler installation kit I	Blank Column	Factory	2	Suite	1041768

Soak tank	Blank Column	Factory	4	Piece	2608395

Separator	Blank Column	Feed workshop II	5	Set	286200

Pipe bundle drier	Blank Column	Feed workshop II	5	Set	407691

Pipe bundle drier	Blank Column	Feed workshop II	5	Set	407691

Pipe bundle drier	Blank Column	Feed workshop II	4	Set	407691

Pipe bundle drier	Blank Column	Feed workshop II	2	Set	407691

Pipe bundle drier	Blank Column	Feed workshop II	2	Set	529965

Pipe bundle drier	Blank Column	Feed workshop II	1	Set	529965

Pipe bundle drier	Blank Column	Feed workshop II	2	Set	529965

Pipe bundle drier	Blank Column	Feed workshop II	1	Set	529965

Quadruple effective separator B	Blank Column	Feed workshop II	1	Set	324450

Alcohol filter	Blank Column	Feed workshop II	5	Set	81445

Crude distillation tower	Blank Column	Feed workshop II	1	Set	865200

Tooth feed back auger	Blank Column	Feed workshop II	4	Strip	100940

Pneumatic conveyor	Blank Column	Feed workshop II	1	Suite	180250

Automatic packaging unit	Blank Column	Feed workshop II	1	Suite	144200

Feed cooling machine	Blank Column	Feed workshop II	1	Suite	180250

Cesarean stirrer device	Blank Column	Interbank	28	Suite	282632

Switchgear, generator control protection and integrated automation equipment	Blank Column	Thermoelectricity II	1	Set	431367

Main body of fluidized bed boiler	Blank Column	Thermoelectricity II	2	Set	1655726

Mature mash tank	Blank Column	Fermentation first floor	2	Set	468650

Liquid saccharifying enzyme tank stir feed device	Blank Column	Fermentation first floor	2	Suite	7210

Lye high level tank	Blank Column	Fermentation second floor	1	Set	36050

Mash cooler	Blank Column	Fermentation first floor	4	Set	212097

Acid tank	Blank Column	Fermentation first floor	3	Set	167375

Alkali tank	Blank Column	Fermentation first floor	4	Set	167375

Vertical type needle impact mill	Blank Column	Degerming	1	Set	305308

Centrifugal fan	Blank Column	Interbank	3	Set	156421

Cesarean stirrer device	Blank Column	Interbank	28	Suite	282632

Hammer grinder	Blank Column	Package	2	Set	594114

Lees liquid tank	Blank Column	Separation	2	Set	147290

Needle type impact mill	Blank Column	Degerming	1	Set	277225

Finished products storage tank	Blank Column	Distillation	5	Set	542750

Water washing tower reflux tank	Blank Column	Distillation	6	Set	13390

1#Fermentation tank cooler	Blank Column	Fermentation	4	Set	500501

2#Fermentation tank cooler	Blank Column	Fermentation	1	Set	473754

3#Fermentation tank cooler	Blank Column	Fermentation	1	Set	350435

Mature mash tank	Blank Column	Fermentation	3	Set	1755000

Stainless steel corn storage tank	Blank Column	Degerming	1	Set	100425

Low voltage switch box	Blank Column	Degerming	1	Set	77394

Precipitation tank	Blank Column	Degerming	1	Set	94352

Disc type separator	Blank Column	Degerming	1	Set	200850

Tooth disc crusher	Blank Column	Degerming	1	Set	190639

Stainless steel semi-finished Product storage tank	Blank Column	Degerming	1	Set	100425

Stainless steel Finished product storage tank	Blank Column	Degerming	1	Set	100425

Stainless steel lees liquid storage tank	Blank Column	Degerming	1	Set	100425

Single spiral dryer	Blank Column	Degerming	1	Set	100425

Stainless steel storage tank	Blank Column	Degerming	1	Set	66950

Fiber sink	Blank Column	Degerming	1	Set	299560

Corrosion resisting centrifugal pump (washer pump)	Blank Column	Degerming	1	Set	77849

Low voltage switch box	Blank Column	Degerming	1	Set	106132

Steel silo	Blank Column	Starch II	1	Set	182104

Drum screen	Blank Column	Starch II	2	Set	89230

Bucket elevator tower	Blank Column	Out of starch room I II	1	Set	145455

Airiock	Blank Column	Crush	2	Set	274762

Cyclone	Blank Column	Crush	3	Set	214145

Mixing tank	Blank Column	Crush	2	Set	532996

Frequency conversion feeding machine	Blank Column	Crush	2	Set	179411

Cyclone dust collector	Blank Column	Crush	2	Set	190317

Underflow pump	Blank Column	Feed III	2	Set	70834

Supernatant liquor pump	Blank Column	Feed III	1	Set	19993

Stainless steel mixed-flow pump	Blank Column	Feed III	2	Set	24537

Stainless steel mixed-flow pump	Blank Column	Feed III	1	Set	68749

Stainless steel mixed-flow pump	Blank Column	Feed III	2	Set	40095

Stainless steel mixed-flow pump	Blank Column	Feed III	1	Set	43409

Water ring vacuum pump	Blank Column	Feed III	1	Set	7484

Evaporation condensation water pump	Blank Column	Feed III	1	Set	12830

Stainless steel reflux pump	Blank Column	Feed III	1	Set	58057

Waste mash pump	Blank Column	Feed III	2	Set	35550

General airiock	Blank Column	Feed III	1	Set	125876

Single-stage single-suction centrifugal chemical pump	Blank Column	Feed III	1	Set	14326

Horizontal centrifuge	Blank Column	Starch II	1	Set	868153

Molecular sieve adsorption column	Blank Column	Starch II	2	Set	1379565

Rectifying tower	Blank Column	Starch II	4	Set	658075

Intelligent dynamic quality weigh	Blank Column	Triple effect	3	Set	45188

Pulverizer	Blank Column	Triple effect	2	Set	12117

Dehydrator	Blank Column	Triple effect	2	Set	38170

Low voltage switch box	Blank Column	Triple effect	2	Set	11865

Corrosion resisting centrifugal pump	Blank Column	Soak	9	Set	42209

Pin mill	Blank Column	Degerming	27	Set	100980

Pin mill	Blank Column	Degerming	1	Set	124609

Plate heat exchanger	Blank Column	Saccharify I	1	Set	74977

Acid tank	Blank Column	Saccharify I	2	Set	98606

Low voltage switch box	Blank Column	Fermentation	2	Set	60840

Carbon dioxide scrubber	Blank Column	Fermentation	1	Set	62102

Mash preheater	Blank Column	Distillation	1	Set	154701

Crude tower reboiler	Blank Column	Distillation	2	Set	195698

Crude tower reboiler	Blank Column	Distillation	7	Set	93911

Crude tower end cooler	Blank Column	Distillation	1	Set	117136

Fusel oil cooler	Blank Column	Distillation	1	Set	68918

Finished product cooler	Blank Column	Distillation	1	Set	57053

Water tower end cooler	Blank Column	Distillation	2	Set	12622

Crude alcohol preheater	Blank Column	Distillation	1	Set	73715

Flash drum	Blank Column	Distillation	1	Set	81793

Fusel oil storage tank	Blank Column	Distillation	1	Set	29700

Miscellaneous alcohol tank	Blank Column	Distillation	1	Set	41580

Crude alcohol tank	Blank Column	Distillation	1	Set	23760

Positioner	Blank Column	Distillation	1	Set	25703

Industrial alcohol tank	Blank Column	Distillation	1	Set	41580

Crude alcohol pump	Blank Column	Distillation	1	Set	15904

Corrosion resistant weak liquor pump	Blank Column	Distillation	1	Set	16459

Waste mash pump	Blank Column	Distillation	1	Set	30899

Electric power automatic control cabinet	Blank Column	Pump house	1	Set	6058

Auto coupling hydraulic starter box	Blank Column	Pump house	1	Set	2574

Air compressor	Blank Column	Pump house	1	Set	49833

Air compressor	Blank Column	Pump house	1	Set	66899

Pressure vessel	Blank Column	Pump house	1	Set	2928

Pressure vessel	Blank Column	Pump house	1	Set	2928

Aftercooler	Blank Column	Pump house	1	Set	47802

Air storage tank	Blank Column	Pump house	1	Set	796

Positioner pneumatic valve	Blank Column	Pump house	1	Set	28191

Positioner pneumatic valve	Blank Column	Pump house	1	Set	36647

Ultrahigh temperature instant sterilizer	Blank Column	Pump house	1	Set	38302

Pressure vessel	Blank Column	Pump house	1	Set	49947

Pressure vessel	Blank Column	Pump house	1	Set	53685

Positioner pneumatic valve	Blank Column	Pump house	1	Set	2549

Positioner pneumatic valve	Blank Column	Pump house	1	Set	3860

Air compressor air storage tank	Blank Column	Pump house	1	Set	60059

Electric control cabinet	Blank Column	Pump house	1	Set	19611

Carbon Steel Gate Valve	Blank Column	Pump house	1	Set	12170

Carbon Steel Gate Valve	Blank Column	Pump house	1	Set	21816

Carbon Steel Gate Valve	Blank Column	Pump house	1	Set	14371

Cooling-water pump	Blank Column	Pump house	1	Set	31806

Water tank	Blank Column	Pump house	1	Set	1225

Corrosion resistant cooling water pump	Blank Column	Pump house	1	Set	17527

Single stage double suction centrifugal pump	Blank Column	Pump house	1	Set	46330

Secondary chilled water pump	Blank Column	Pump house	1	Set	1997

Carbon Steel Gate Valve	Blank Column	Pump house	1	Set	3406

Corrosion resistant one chilled pump	Blank Column	Pump house	1	Set	41673

Carbon steel globe valve	Blank Column	Pump house	1	Set	1531

Carbon steel globe valve	Blank Column	Pump house	1	Set	1323

Carbon Steel Gate Valve	Blank Column	Pump house	1	Set	3210

Fire pump	Blank Column	Pump house	1	Set	32235

Low voltage switch box	Blank Column	Pump house	1	Set	2745

High voltage PT box	Blank Column	Machinery workshop	1	Set	23575

High voltage outlet ark	Blank Column	Machinery workshop	1	Set	47873

Capacitor panel	Blank Column	Machinery workshop	1	Set	31941

Capacitor panel	Blank Column	Machinery workshop	1	Set	63884

Load monitoring system	Blank Column	Machinery workshop	1	Set	17808

Centrifugal pump	Blank Column	Machinery workshop	1	Set	43151

Electric distribution box	Blank Column	Machinery workshop	1	Set	39545

Electric control cabinet	Blank Column	Machinery workshop	1	Set	161373

High-voltage line counters	Blank Column	Machinery workshop	1	Set	51781

Transformer	Blank Column	Machinery workshop	2	Set	16294

Transformer	Blank Column	Machinery workshop	1	Set	127905

1# Line counters	Blank Column	Electromechanical II	1	Set	51781

I main power switch	Blank Column	Electromechanical II	1	Set	51781

Measuring tank	Blank Column	Electromechanical II	1	Set	51781

1# Transformer Reverse out box	Blank Column	Electromechanical II	1	Set	51781

2# Transformer Reverse out box	Blank Column	Electromechanical II	1	Set	51781

Contact cabinet	Blank Column	Electromechanical II	1	Set	15970

Contact cabinet	Blank Column	Electromechanical II	1	Set	51781

5#Transformer Reverse out box	Blank Column	Electromechanical II	1	Set	51781

4#Transformer Reverse out box	Blank Column	Electromechanical II	1	Set	15970

3#Transformer Reverse out box	Blank Column	Electromechanical II	1	Set	15970

Metering box	Blank Column	Electromechanical II	1	Set	51781

II main power switch	Blank Column	Electromechanical II	1	Set	51781

II voltage transformer and Line counters	Blank Column	Electromechanical II	1	Set	51781

Electric precipitator	Blank Column	Electromechanical II	1	Set	1409101

90t/h medium temperature and pressure circulating fluidized bed boiler	Blank Column	III	2	Set	6773845

Complete set of equipment of water treatment system	Blank Column	III	1	Suite	3043653

Electric generator	Blank Column	III	1	Set	1104999

Turbine	Blank Column	III	1	Set	1961538

Cooling tower	Blank Column	III	1	Suite	88880

DDGS Substation busbar bridge (4)	Blank Column	III	4	Building	139331

Main power house Substation busbar bridge (4)	Blank Column	III	4	Building	71265

Boiler house Substation busbar bridge (4)	Blank Column	III	4	Building	55267

Liquefying-saccharifyin substation busbar bridge	Blank Column	III	4	Building	103747

Tin plated copper bar	Blank Column	III	64	Piece	3780

Tin plated copper bar	Blank Column	III	106	Piece	6299

Clinker belt conveyor	Blank Column	III	2	Set	105040

Filter press	Blank Column	III	5	Set	1454400

Plate and frame filter press	Blank Column	III	1	Set	6464

Vinasse evaporator	Blank Column	III	1	Set	13497640

Methane electric power set	Blank Column	III	1	Set	985760

DTC evapo-separated machine and supporting equipment	Blank Column	III	1	Set	2588832

Rotocel extractor and supporting equipment	Blank Column	Factory	1	Set

Corn germ prepress device	Blank Column	III	1	Set	1341280

Barm tank	Blank Column	III	2	Set	912685

Boiler	Blank Column	III	3	Set	2472480

III 35 tons steam boiler installation kit	Blank Column	III	3	Set	6971870

Boiler instruments	Blank Column	III	2	Set	2175599

Pneumatic ash removal system	Blank Column	III	1	Set	1761439

Horizontal screw centrifuge	Blank Column	III	2	Set	119180

Screw air compressor	Blank Column	III	3	Set	472680

Belt filter press	Blank Column	III	2	Set	435562

Sediment scraper	Blank Column	III	1	Set

IC reactor	Blank Column	III	2	Set	1515000

Alcohol distillation apparatus	Blank Column	III	1	Set	5203520

Spiral plate heat exchanger	Blank Column	III	15	Set	2262400

Circulating water cooling tower 1	Blank Column	III	2	Set	808000

Circulating water cooling tower 2	Blank Column	III	1	Set	145440

Aerobic treatment plant	Blank Column	III	3	Set	242400

CIP washing tower	Blank Column	III	1	Set	288334

Alcohol metering tank	Blank Column	III	2	Set	586123

Industrial alcohol tank	Blank Column	III	2	Set	408976

Crude distillation tower	Blank Column	III	1	Set	630240

Lees liquid tank	Blank Column	III	2	Set	4268445

Liquor tank	Blank Column	III	1	Set	1136904

Electrostatic precipitator	Blank Column	III	5	Set	5761040

Corn germ complete sets of equipment	Blank Column	III	1	Suite	5639496

Diesel engine generating set	Blank Column	III	2	Set	1878426

Water pump	Blank Column	III	1	Set	139414

Water pump	Blank Column	III	1	Set	114466

Power plant automatic control system	Blank Column	III	1	Suite	128407

Square cooling tower	Blank Column	III	1	Set	564995

Biogas desulfurization device	Blank Column	III	1	Suite	183439

Oil press	Blank Column	III	1	Set	181800

Double-screw extruder	Blank Column	III	1	Set	481691

Circulating pump	Blank Column	III	1	Set	130522

Horizontal screw centrifuge and fittings	Blank Column	III	1	Set	574922

Automatic control system	Blank Column	III	1	Suite	211322

700tons/day semi-dry process corn germ complete sets of equipment	Blank Column	III	1	Suite	86730

700tons/day semi-dry process corn germ complete sets of equipment	Blank Column	III	1	Suite	94080

Quadruple effect evaporator	Blank Column	III	1	Set	56840

Triple effect evaporator	Blank Column	III	1	Set	56840

Double effect evaporator	Blank Column	III	1	Set	56841

Single effect evaporator	Blank Column	III	1	Set	56842

Washing absorption tower	Blank Column	III	1	Set	235200

Crude distillation tower condenser	Blank Column	III	1	Set	170520

Washing tower reboiler	Blank Column	III	1	Set	113680

Degassing tower condenser	Blank Column	III	1	Set	59290

Wheeled loaders	Blank Column	III	1	Set	159152

Total					161304539

Article 13                                        Representations and Warranties of Party A

I.                    Party A is clearly aware of the business scope and delegated authority of Party B.

II.               Party A has read all terms of this Contract and the Master Contract. Upon the request of Party A, Party B has made corresponding explanation with respect to the terms of this Contract and the Master Contract. Party A has a good knowledge of and fully understands the meaning of the terms of this Contract and the Master Contract as well as the corresponding legal consequences.

III.          Party A possesses the legal qualification to act as a guarantor, and the guarantees provided by Party A under this Contract comply with the provisions of laws, administrative rules, regulations and the Articles of Association or internal organization documents of Party A, and have been approved by the internal competent departments of the Company and/or national competent authorities. All liabilities incurred since Party A has no rights to execute this Contract shall be borne by Party A, including without limitation making full compensation for losses suffered by Party B therefrom.

IV.           Party A acknowledges that it has a full understanding about the status of the Debtor’s assets, liabilities, operations, credit and reputation etc., whether the Debtor is qualified to execute the Master Contract, and all contents of the Master Contract.

V.                Party A has the ownership or right of disposition legally with respect to the Mortgaged Properties, the Mortgaged Properties are neither public facilities nor non-negotiable and non-transferable properties, and there are no ownership disputes.

VI.           The Mortgaged Properties have no other co-owners, or have other co-owners, but such mortgage guarantee has obtained the written consent of such other co-owners.

VII.      The Mortgaged Properties have no defects or burdens which have not been notified to Party B in writing, including without limitation that the Mortgaged Properties are limited merchantable things, or the Mortgaged Properties are seized, detained, regulated, leased or kept, or the payments of purchase price, maintenance costs, construction project costs, national taxes, fees for assignment of land use right or damages are in arrears with respect of the Mortgaged Properties, or the Mortgaged Properties have provided a guarantee for any third person.

VIII. All materials and information related to the Mortgaged Properties provided by Party A to Party B are true, lawful, accurate and complete.

IX.           The mortgage guarantee provided by Party A will neither prejudice any legitimate interests of any third party, nor violate any statutory or contractual obligations of Party A.

X.                If Party A or the Debtor fails to comply with the laws, regulations and rules about environment and social risks management, or may harm the environment & society and bring relevant risks on environment & society in the construction, production, operation activities (including but not limited to environment & society issues related to energy consumption, pollution, land, health, safety, inhabitants resettlement, ecology protection, energy conservation and emission reduction, climatic change, etc.), Party B shall be entitled to exercise the security right under this Contract in advance and take other relief measures agreed upon this Contract or allowed by law.

Party A (Official Seal):

Legal Representative (the Principal) or Authorized Agent (Signature):

Date:

Party B (Official Seal):

The Principle or Authorized Agent (Signature):

Date: